Filed pursuant to Rule 424(b)(7)

Registration No. 333-238906

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, $0.00001 par value per share	1,346,287	$95.23	$128,649,731	$11,926

(1)

The registration fee is calculated and being paid pursuant to Rule 457(c) and Rule 457(r) under the Securities Act of 1933, as amended, and relates to the Registration Statement on Form S-3ASR (File No. 333-238906) filed by the Registrant on June 3, 2020.

Prospectus supplement

(To the Prospectus dated June 3, 2020)

1,346,287 Shares

Common Stock

This prospectus supplement relates to the offer and sale of 1,346,287 shares of our common stock, par value $0.0001 per share, by the selling securityholders named herein. The selling securityholders (which term as used herein, includes their respective transferees, pledgees, distributees, donees, and successors) acquired these shares from us in a private transaction pursuant to an Agreement and Plan of Merger and Reorganization, dated as of November 19, 2021, by and among Twist Bioscience Corporation, Nautilus Acquisition Sub, Inc., AbX Biologics, Inc. and Shareholder Representative Services LLC.

The selling securityholders may offer and sell or otherwise dispose of the shares of common stock described in this prospectus supplement from time to time through negotiated transactions or otherwise at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. The selling securityholders will bear all underwriting fees, commissions, and discounts, if any, attributable to the sales of shares and any transfer taxes. We will bear all other costs, expenses, and fees in connection with the registration of the shares. See the section titled “Plan of Distribution” for more information about how the selling securityholders may sell or dispose of their shares of common stock.

We will not receive any proceeds from the sale of the shares by the selling securityholders.

Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “TWST.” On December 1, 2021, the last reported sale price of our common stock was $87.06 per share.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-2 of this prospectus supplement, as well as under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 2, 2021.

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

We are providing information to you about this offering in two parts. The first part is this prospectus supplement, which provides the specific details regarding this offering. The second part is the accompanying base prospectus, which provides general information. Generally, when we refer to this “prospectus,” we are referring to both documents combined. Some of the information in the base prospectus may not apply to this offering. If information in the prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You also should read and consider the information in the documents we have referred you to in the section titled “Where You Can Find More Information” on page S-9 of this prospectus supplement and page 17 of the accompanying prospectus.

This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described herein or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

Unless the context otherwise requires, the terms “Twist,” “the Company,” “we,” “us,” and “our” in this prospectus supplement refer to Twist Bioscience Corporation and its consolidated subsidiaries.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to purchase our common stock, you should consider carefully the risks and uncertainties discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference into this prospectus supplement in their entirety, together with other information in this prospectus supplement and the documents incorporated by reference. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory, or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, as well as the documents we have filed with the SEC that are incorporated by reference in this prospectus supplement, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to, among other matters, plans for product development and licensing to third parties, plans and timeframe for the commercial development of DNA data storage capabilities, expectations regarding market penetration and market size for our products, anticipated customer conversions to our products, and plans to expand in the international markets, and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. All statements other than statements of historical facts contained in this prospectus supplement, including statements regarding our future results of operations and financial condition, business strategy, and plans and objectives of management for future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as “anticipate,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “project,” “should,” “will,” or the negative of these terms or other similar expressions.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. These forward-looking statements are subject to a number of known and unknown risks, uncertainties, and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus supplement and in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC, which are incorporated by reference into this prospectus supplement in their entirety, together with other information in this prospectus and the documents incorporated by reference. These factors include, among other things:

•	our ability to increase our revenue and our revenue growth rate;

•	our ability to accurately estimate capital requirements and our needs for additional financing; our estimates of the size of our market opportunities;

•	our ability to increase DNA production, reduce turnaround times and drive cost reductions for our customers;

•	our ability to effectively manage our growth;

•	our ability to successfully enter new markets and manage our international expansion;

•	our ability to protect our intellectual property, including our proprietary DNA synthesis platform;

•	costs associated with defending intellectual property infringement and other claims;

•	the effects of increased competition in our business;

•	our ability to keep pace with changes in technology and our competitors;

•	our ability to successfully identify, evaluate and manage any future acquisitions of businesses, solutions or technologies;

•	the success of our marketing efforts;

•	a significant disruption in, or breach in security of our information technology systems and resultant interruptions in service and any related impact on our reputation;

•	our ability to attract and retain qualified employees and key personnel;

•	the effects of natural or man-made catastrophic events, including those resulting from the COVID-19 pandemic;

•	the effectiveness of our internal control over financial reporting;

•	changes in government regulation affecting our business;

•	uncertainty as to economic and market conditions and the impact of adverse economic conditions; and

•

other risk factors included under the section titled “Risk factors” in this prospectus supplement and in our annual report on Form 10-K for the fiscal year ended September 30, 2021 and our subsequent filings with the SEC.

These risks are not exhaustive. Other sections of this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein may include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements.

We intend to continue to evaluate and consider potential strategic transactions, including acquisitions of companies of similar or larger size than AbX Biologics, Inc. (“Abveris”), and such acquisitions may include the issuance of our common stock as consideration, resulting in dilution to existing stockholders. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement or to conform these statements to actual results or to changes in our expectations.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus supplement and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus supplement is a part with the understanding that our actual future results, levels of activity, performance, and achievements may be different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

All of the shares of common stock being offered hereby are being sold by the selling securityholders identified in this prospectus supplement. We will not receive any proceeds from the sale of the common stock by the selling securityholders. We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of the shares to be sold by the selling securityholders, including registration, listing fees, printers and accounting fees, and fees and disbursements of counsel (collectively, the “Registration Expenses”). Other than Registration Expenses, the selling securityholders will bear underwriting discounts, commissions, placement agent fees, or other similar expenses payable with respect to sales of shares.

SELLING SECURITYHOLDERS

We have prepared this prospectus supplement to allow the selling securityholders to offer and sell from time to time up to 1,346,287 shares of our common stock for their own account, which consists of 1,048,495 shares issued at the closing of our acquisition of Abveris (the “Merger”) and up to 297,792 shares (the “Earn-Out Shares”) payable upon the achievement of a certain revenue target (the “Revenue Target”) set forth in the Agreement and Plan of Merger and Reorganization, dated November 19, 2021 (the “Merger Agreement’). We are registering the offer and sale of the shares beneficially owned by the selling securityholders to satisfy certain registration obligations in connection the Merger. Pursuant to the Merger Agreement, we have agreed to keep the registration statement of which this prospectus supplement forms a part effective until the earlier of the earlier of (a) such time as all such shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (b) the six-month anniversary of the later to occur of (x) the closing of the Merger and (y) the earlier to occur of (1) the date it is determined that the Revenue Target will not be achieved and (2) achievement of the Revenue Target.

The following table sets forth (i) the name of each selling securityholder, (ii) the number of shares beneficially owned by each of the respective selling securityholders as of the closing of the Merger, including the shares over which the selling securityholder has sole or shared voting power or investment power and also any shares that the selling securityholder has the right to acquire within 60 days of such date through the exercise of any options or other rights, and Earn-Out Shares that each of the respective selling securityholders will beneficially own, assuming the full achievement of the Revenue Target, (iii) the number of shares that may be offered under this prospectus supplement and (iv) the number of shares of our common stock beneficially owned by the selling securityholders assuming all of the shares covered hereby are sold. We do not know how long the selling securityholders will hold the shares before selling them, and we currently have no agreements, arrangements, or understandings with the selling securityholders regarding the sale or other disposition of any shares. To our knowledge, none of the selling securityholders listed in the table below has, or during the three years prior to the date of this prospectus supplement has had, any position, office, or other material relationships with us or any of our affiliates.

The information set forth in the table below is based upon information obtained from the selling securityholders. Beneficial ownership of the selling securityholders is determined in accordance with Rule 13d-3(d) under the Exchange Act. The percentage of shares beneficially owned prior to, and after, the offering is based on 49,632,483 shares of common stock outstanding as of November 18, 2021.

As used in this prospectus supplement, the term “selling securityholders” includes the selling securityholders listed in the table below and any of their transferees, pledgees, distributees, donees and successors.

			Prior to the Offering	After the Offering
	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Shares of Common Stock Beneficially Owned	Number of Shares of Common Stock Being Registered for Resale (1)	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Beneficially Owned
Garren Hilow	809,954	1.63%	809,954	—	—%
Selling stockholders or future donees, pledgees, transferees or other successors-in-interest representing less than 1.0% ownership of our common stock	536,333		536,333	—	—%

(1)	Includes the Earn-Out Shares to be issued upon the full achievement of the Revenue Target.

A portion of the Common Stock reported as beneficially owned by each of the above selling securityholders and registered hereby (the “Holdback Shares”) is held in trust by us for the purpose of securing the indemnification obligations of the selling securityholders. The Holdback Shares will be delivered to the selling securityholders within three business days of the eighteen-month anniversary of the closing of the acquisition to the extent not used to satisfy indemnification claims or other obligations of the selling securityholders. No selling securityholder has had, within the past three years, any position, office or material relationship with us or any of our predecessors or affiliates.

PLAN OF DISTRIBUTION

The selling securityholders may, from time to time, sell any or all of the shares of common stock beneficially owned by them and offered hereby.

The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

The selling securityholders may effect such transactions by selling the shares of common stock to or through broker-dealers or agents. The shares of common stock may be sold through broker-dealers by one or more of, or a combination of, the following:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

a block trade in which the broker-dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

•	in privately negotiated transactions.

The selling securityholders may also sell all or any shares in open market transactions under Rule 144 under the Securities Act or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus.

The selling securityholders also may transfer the shares of common stock in other circumstances, in which case the transferees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

Broker-dealers engaged by the selling securityholders may arrange for other broker dealers to participate in sales. The selling securityholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling securityholders have informed us that, except as set forth below, none of them have any agreement or understanding, directly or indirectly, with any person to distribute the common stock. If any selling securityholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, we may be required to file a prospectus supplement pursuant to the applicable rules promulgated under the Securities Act. Certain selling securityholders who are entities rather than natural persons may distribute shares to their partners, shareholders or other owners in normal course, who may in turn sell the shares in the manner listed above.

There can be no assurance that any selling securityholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part. We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, or the selling securityholders may be entitled to contribution. We may be indemnified by the selling securityholders against civil liabilities, including liabilities under the Securities Act that may arise from written information furnished to us by the selling securityholders specifically for use in this prospectus.

LEGAL MATTERS

Orrick, Herrington & Sutcliffe LLP, San Francisco, California, will pass upon the validity of the shares of common stock offered hereby.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements, or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement, or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the Investor Relations section of our website, which is located at investors.twistbioscience.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

Our website address is www.twistbioscience.com. Information contained on or accessible through our website is not a part of this prospectus supplement and is not incorporated by reference herein, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement, the accompanying prospectus and the registration statement of which the prospectus is a part the information or documents listed below that we have filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended September 30, 2021, as filed with the SEC on November 23, 2021;

•	Our Current Report on Form 8-K filed with the SEC on November 22, 2021 (relating to Item 3.02) and Amendment No. 1 to our Current Report on Form 8-K filed with the SEC on November 23, 2021;

•

The description of our common stock contained in our registration statement on Form 8-A, which was filed with the SEC on October 25, 2018, including any amendment or report filed for the purpose of updating such description; and

•

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering (excluding any portions of such documents that are deemed “furnished” to the SEC pursuant to applicable rules and regulations).

We will provide without charge to each person to whom a prospectus supplement is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus supplement, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Twist Bioscience Corporation

681 Gateway Blvd.

South San Francisco, CA 94080

Telephone: (844) 362-8978

PROSPECTUS

Twist Bioscience Corporation

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

From time to time, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. The securities we may offer may be convertible into or exercisable or exchangeable for other securities. We may offer the securities separately or together, in separate classes, series and in amounts, at prices and on terms that will be determined at the time the securities are offered.

In addition, from time to time, the selling securityholders to be named in a prospectus supplement may offer our securities. We will not receive any of the proceeds from the sale of securities by the selling securityholders.

This prospectus describes some of the general terms that may apply to these securities. Each time securities are sold, the specific terms and amounts of the securities being offered, and any other information relating to the specific offering and, if applicable, the selling securityholders, will be set forth in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “TWST”. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, of the securities covered by the applicable prospectus supplement.

We or any selling securityholders may offer and sell our securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The names of any underwriters, dealers or agents and the terms of the arrangements with such entities will be stated in the accompanying prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 4 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 3, 2020.

1

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Neither the delivery of this prospectus or any accompanying prospectus supplement, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide you in connection with an offering or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information in this prospectus or any accompanying prospectus supplement, as well as the information incorporated by reference in this prospectus or any accompanying prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (SEC), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the Securities Act), using a “shelf” registration process. Under this process, we and/or the selling securityholders to be named in a prospectus supplement may sell any combination of the securities described in this prospectus from time to time in one or more offerings. Before purchasing any securities, you should read this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

This prospectus only provides you with a general description of the securities we may offer. Each time we or the selling securityholders sell a type or series of securities under this prospectus, we or the selling securityholders, as the case may be, will provide a prospectus supplement that will contain more specific information about the terms of the offering, including the specific amounts, prices and terms of the securities offered, and, if applicable, the selling securityholders. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. If this prospectus is inconsistent with the prospectus supplement, you should rely upon the prospectus supplement.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words “Twist”, “we”, “us”, “our”, the “company” or similar references refer to Twist Bioscience Corporation and its subsidiaries; and the term “securities” refers collectively to our common stock, preferred stock, warrants, debt securities, or any combination of the foregoing securities.

We own various U.S. federal trademark registrations and applications and unregistered trademarks, including our corporate logo. This prospectus and the information incorporated herein by reference contains references to trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus and the information incorporated herein, including logos, artwork, and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names. We do not intend our use or display of other companies’ trade names, service marks or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

TWIST BIOSCIENCE CORPORATION

We are a leading and rapidly growing synthetic biology and genomics company that has developed a disruptive DNA synthesis platform to industrialize the engineering of biology. The core of our platform is a proprietary technology that pioneers a new method of manufacturing synthetic DNA by “writing” DNA on a silicon chip. We have combined this technology with proprietary software, scalable commercial infrastructure, and an e-commerce platform to create an integrated technology platform that enables us to achieve high levels of quality, precision, automation, and manufacturing throughput at a significantly lower cost than our competitors. We are leveraging our unique technology to manufacture a broad range of synthetic DNA-based products, including synthetic genes, tools for next-generation sample preparation, and antibody libraries for drug discovery and development.

We were incorporated in Delaware on February 4, 2013. Our principal executive offices are located at 681 Gateway Blvd., South San Francisco, CA 94080. Our telephone number at that location is (800) 719-0671. Our corporate website address is www.twistbioscience.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website to be part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, you should carefully consider the risks described under the heading “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and discussed under “Part I, Item 1A. Risk Factors” contained in our most recent annual report on Form 10-K and in “Part II, Item 1A. Risk Factors” in our most recent quarterly report on Form 10-Q filed subsequent to such Form 10-K, as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, together with other information in this prospectus and the applicable prospectus supplement, the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find Additional Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any related free writing prospectus, including the information incorporated by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other comparable terminology. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them.

Given these uncertainties, you should not place undue reliance on these forward-looking statements as actual events or results may differ materially from those projected in the forward-looking statements due to various factors, including, but not limited to, those set forth under the heading “Risk Factors” in any applicable prospectus supplement, the documents incorporated by reference therein or any free writing prospectus that we authorized. Our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements contained in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement by these cautionary statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to review any additional disclosures we make in the documents we subsequently file with the SEC that are incorporated by reference in this prospectus and any prospectus supplement. See “Where You Can Find Additional Information.”

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus and any applicable prospectus supplement for general corporate purposes. Until we apply the proceeds from a sale of securities to their intended purposes, we may invest those proceeds in short-term, interest-bearing, investment-grade, securities or hold as cash. We will not receive any of the proceeds from the sale of securities by selling securityholders, where applicable.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in filings we make with the SEC under the Exchange Act, which are incorporated by reference.

DESCRIPTION OF OUR CAPITAL STOCK

General

The following is a summary of the rights of our common stock and preferred stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws as they are currently in effect, which we refer to in this section as our certificate of incorporation and bylaws, respectively. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, copies of which have been filed with the SEC.

Our authorized capital stock consists of 110,000,000 shares, of which 100,000,000 shares, par value $0.00001 per share, are designated as common stock, and 10,000,000 shares, par value $0.00001 per share, are designated as preferred stock.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted on by our stockholders. Holders of common stock are entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and distribution of the liquidation preferences of any then outstanding shares of preferred stock. There are no redemption or sinking fund provisions applicable to the common stock.

Stock Exchange Listing

Our common stock is listed on the Nasdaq Global Select Market. The trading symbol for our common stock is “TWST.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, NY 11219, and its telephone number is (718) 921-8124.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to designate and issue up to the total number of authorized shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon each such series of preferred stock, including dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption, redemption prices, liquidation preference and sinking fund terms, any or all of which may be greater than or senior to the rights of the common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that such holders will receive dividend payments or payments upon liquidation. Such issuance could have the effect of decreasing the market price of the common stock. The issuance of preferred stock or even the ability to issue preferred stock could also have the effect of delaying, deterring or preventing a change of control or other corporate action.

Registration Rights

Certain holders of shares of our common stock, including all of our former preferred stockholders prior to our initial public offering and certain holders of more than five percent of our capital stock and entities affiliated with certain of our directors, are entitled to certain rights with respect to the registration of their respective shares of common stock under the Securities Act. These shares are referred to as registrable securities. The holders of these registrable securities possess registration rights pursuant to the terms of our amended and restated registration rights agreement and are described in additional detail below.

The registration rights terminate with respect to the registration rights of an individual holder on the earliest to occur of (i) November 2, 2023, (ii) the liquidation, dissolution or indefinite cessation of the business operations of our company, or the closing of a deemed liquidation, dissolution or winding up of our company pursuant to our certificate of incorporation, or (iii) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of such stockholder’s shares.

Demand registration rights

The holders of the registrable securities are entitled to certain demand registration rights. At any time, the holders of at least a majority of the registrable securities then outstanding may make a written request that we register all or a portion of their shares, subject to certain specified exceptions. Such request for registration must cover securities that have an anticipated aggregate offering price, net of underwriting discounts and commissions, of at least $10,000,000. We are only obligated to effect two registrations in response to these demand registration rights. In the event we are required to effect such a demand registration, we may not effect any other registration of securities for sale for our own account (other than a registration effected solely to implement an employee benefit plan or in certain business combination transactions) within 120 days following the effective date of the demand registration.

Piggyback registration rights

In connection with this registration statement, the holders of registrable securities were entitled to, and the necessary percentage of holders waived, their rights to notice of this registration statement and to include their shares of registrable securities in this registration statement. If we propose to register for offer and sale any of our securities under the Securities Act on another registration statement, either for our own account or for the account of other securityholders, including pursuant to any stockholder-initiated demand registration, the holders of such registrable securities will have the right to include their shares in the registration statement for such offering, subject to certain exceptions. The underwriters of any underwritten offering will have the right to limit the number registrable securities to be included in the registration statement, subject to certain restrictions.

Form S-3 registration rights

The holders of the registrable securities are entitled to certain Form S-3 registration rights. Holders of the registrable securities may request that we register for offer and sale their shares on Form S-3 if we are qualified to file a registration statement on Form S-3, subject to certain specified exceptions. Such request for registration on Form S-3 must cover securities anticipated to have an aggregate sale price, net of underwriting discounts and commission, in excess of $5,000,000.

Expenses of registration

We will pay all registration expenses related to any demand, piggyback or Form S-3 registration, including reasonable fees and disbursements of one special counsel for the holders of such registrable securities, other than underwriting fees, discounts or commissions (if any), which will be borne by the holders of such registrable securities.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Our certificate of incorporation and our bylaws contain certain provisions that could have the effect of delaying, deterring or preventing another party from acquiring control of us. These provisions and certain provisions of Delaware law, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate more favorable terms with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Undesignated preferred stock

As discussed above, our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

Limits on ability of stockholders to act by written consent or call a special meeting

Our certificate of incorporation provides that our stockholders may not act by written consent, which may lengthen the amount of time required to take stockholder actions. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws.

In addition, our bylaws provide that special meetings of the stockholders may be called only by the majority of our board of directors. Stockholders may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Requirements for advance notification of stockholder nominations and proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Board classification

Our board of directors is divided into three classes, one class of which is elected each year by our stockholders. The directors in each class serve three-year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is it more difficult and time-consuming for stockholders to replace a majority of the directors on a classified board.

No cumulative voting

Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors. Cumulative voting allows a stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder may not be able to gain as many seats on our board of directors as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover.

Amendment of charter and bylaws provisions

The amendment of the above provisions of our certificate of incorporation requires approval by holders of at least two-thirds of our outstanding capital stock entitled to vote generally in the election of directors. The amendment of certain provisions of our bylaws also requires approval by the holders of at least two-thirds of our outstanding capital stock entitled to vote generally in the election of directors.

Delaware anti-takeover statute

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, calculated as provided under Section 203; or

•

at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

These provisions of Delaware law and of our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware is the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, any action asserting a claim against us arising pursuant to any provisions of the DGCL, our certificate of incorporation or our bylaws, any action or proceeding asserting a claim as to which the Delaware General Corporation Law confers jurisdiction upon the Court of Chancery of the State of Delaware or any action asserting a claim against us that is governed by the internal affairs doctrine, subject in each case to the Court of Chancery having personal jurisdiction over the parties named as defendants therein. The exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

In addition, our certificate of incorporation provides that the U.S. federal district courts are the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations. While the Delaware Supreme Court recently determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring such a claim arising under the Securities Act against us, our directors, officers, or other employees in a venue other than in the U.S. federal district courts. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our certificate of incorporation, and this may require significant additional costs associated with resolving such action in other jurisdictions.

DESCRIPTION OF OUR DEBT SECURITIES

The debt securities will constitute either senior or subordinated debt of Twist Bioscience Corporation. The debt securities that are sold may be exchangeable for and/or convertible into shares of common stock or any of the other securities that may be sold under this prospectus. The debt securities will be issued under one or more separate indentures between us and a designated trustee. We will include in a prospectus supplement the specific terms of each series of senior or subordinated debt securities being offered, including the terms, if any, on which a series of senior or subordinated debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, debt securities or warrants or any combination of such securities.

PLAN OF DISTRIBUTION

We and any selling securityholder, as applicable, may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters;

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions other than on these exchanges or systems or in the over-the-counter market;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through market makers or into an existing market for the securities;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	a combination of any of these methods of sale; and

•	any other method permitted pursuant to applicable law.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities, and any applicable compensation, in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities being offered by this prospectus will be passed upon by Orrick, Herrington & Sutcliffe LLP, San Francisco, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 2019, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information from other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules) until the termination of the registration statement of which this prospectus is a part:

•	Our Annual Report on Form 10-K for the year ended September 30, 2019, as filed with the SEC on December 13, 2019;

•	Our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2019, and March 31, 2020, filed on February 10, 2020, and May 13, 2020, respectively;

•

Our Current Reports on Form 8-K filed with the SEC on October 25, 2019, October  29, 2019, December  18, 2019, January  8, 2020, January  13, 2020, January  27, 2020, February  6, 2020 (first report filed on such date under Items 1.01 and 9.01), February  7, 2020, and February 20, 2020 (in each case, except for information contained therein which is furnished rather than filed); and

•

The description of our common stock contained in our registration statement on Form 8-A, which was filed with the SEC on October 25, 2018, including any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following:

Twist Bioscience Corporation

681 Gateway Blvd.

South San Francisco, CA 94080

Telephone: (844) 362-8978

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on the “Investor Relations” page of our website at www.twistbioscience.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

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